SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Goldman Sachs Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-4019460
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Broad Street, New York, New York 10004
(Address of Principal Executive Offices)                (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:	333-105242 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Index Linked Notes due 2011 (Linked to the S&P 500® Index)	Name of each exchange on which each class is to be registered American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrant’s Securities to be Registered.

                  The material set forth in (i) the section captioned “Description of Debt Securities We May Offer” beginning on page 9 of the registrant’s Prospectus, dated May 21, 2003, (ii) the section captioned “Description of Notes We May Offer” beginning on page S-3 of the Prospectus Supplement, dated May 21, 2003, to the registrant’s Prospectus, dated May 21, 2003, and (iii) the section captioned “Specific Terms of Your Note” beginning on page S-10 of the Prospectus Supplement No. 314, dated July 31, 2003, to the registrant’s Prospectus, dated May 21, 2003, and Prospectus Supplement, dated May 21, 2003, is incorporated herein by reference.

Item 2.	Exhibits.

1.	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant’s registration statement on Form 8-A (No. 001-14965).

2.	Form of The Goldman Sachs Group, Inc.’s Index Linked Notes due 2011 (Linked to the S&P 500® Index).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August , 2003	THE GOLDMAN SACHS GROUP, INC.
	By:	/s/ Elizabeth E. Beshel

		Name: Title:	Elizabeth E. Beshel Assistant Treasurer